EXHIBIT 99.1

     LITHIA MOTORS ANNOUNCES PRELIMINARY RESULTS FOR FOURTH
QUARTER: 18 CENTS LOSS PER SHARE AND $1.24 EARNINGS PER DILUTED
SHARE FROM CONTINUING OPERATIONS FOR FULL YEAR 2007

MEDFORD, OREGON, February 20th, 2008 (4:05pm EST) – Lithia Motors, Inc. (NYSE: LAD) today announced that preliminary fourth quarter 2007 loss from continuing operations was $3.6 million as compared to earnings of $6.7 million in the fourth quarter of 2006. Loss per share from continuing operations was $0.18 as compared to diluted earnings of $0.33 in the fourth quarter of 2006. After discontinued operations, preliminary loss per share was $0.26.

For the full year of 2007, preliminary diluted earnings per share from continuing operations are $1.24, down approximately 35% from 2006. After discontinued operations, preliminary diluted earnings per share for the full year are $1.04.

Included in the loss for the quarter from continuing operations is an approximate six cents loss per share resulting from a non-cash charge of $1.77 million attributable to franchise impairments at three of our stores which handle Ford, Chevrolet and Hyundai brands.

The Company cautioned that these reported results are preliminary pending completion of the annual audit by its independent auditing firm.

Sid DeBoer, Lithia’s Chairman and CEO stated that “The Company is completing a review of potential reporting irregularities associated with retail sales at certain store locations and until the review and analysis is finalized, the Company’s financial statements and the audit can not be completed. While we do not expect the completion of the review to result in a material additional charge to income, no assurances can be given. Our final audited results will be included in our Form 10-K filing.”

Mr. DeBoer further commented “Recessionary market conditions accelerated in the fourth quarter for Lithia. Since we sell a large-ticket consumer discretionary product that must be financed, we felt the impact. Most of our regional markets were more impacted than the rest of the nation –particularly in Nevada, California, Oregon and Colorado. Customer visit counts at most of our stores were measurably lower than anticipated.”

“Our change to a new way of serving our customers is a cultural change that is also having an impact on our short-term results. These changes are critical to our long-term success as a national provider of automobiles & related services. They markedly improve our customers’ experiences and will reduce our operating costs as we take out complexity in all the ways we deal with our customers.”

“We are pleased about the results we are experiencing from our three L2 Auto stores. Financial results from the fourth quarter 2007 were in-line with expectations. January and February traffic and sales are better than expected at our two recently opened stores in Texas and we anticipate that L2 Auto will meet or exceed its profitability targets in 2008.”

“We are focused on continued top line growth through acquisitions and the growth of L2 Auto. We expect improvements in operations from our many cost reduction activities – both those we are making as a result of the recession and those of a more structural nature. As we centralize more office operations, enhance customer processes and L2 Auto strategies gain traction, we expect to see tangible improvements.”

“As we have previously stated and continue to say, we have steadfast confidence in our future. We are building a business model that we expect to generate annual earnings per share above $3.00 in 2011 assuming a healthy macro-economic environment,” concluded Mr. Sid DeBoer.

Jeff DeBoer, Senior Vice President and CFO added, “We have provided first quarter and full year EPS guidance for 2008 as shown below. Due to the economic conditions expected to continue into the first half of the year we expect the bulk of the earnings to occur in the second half of the year. Our improved business model should also reflect positive margin improvements as the year progresses.”

“Our guidance is based on income from continuing operations, and fifteen to twenty cents of development expenses associated with L2 Auto. Any acquisitions or dispositions will affect this guidance, as they are not included. Our guidance is integral to and predicated upon a number of 2008 assumptions, most of which are outside of our control. Some of the assumptions are listed below,” concluded Mr. Jeff DeBoer.

2008 Key Earnings Guidance Assumptions:
Sales	$3.2 billion – $3.3 billion
Same Store Sales Decline	3.0% - 5.0%
Gross Margin	16.5% - 16.6%
SG&A as % of sales	13.1% - 13.4%
SG&A as % of Gross	78.9% - 81.2%
Operating Margin	2.4% - 2.7%
Flooring Interest Expense	0.7% - 0.8%
Other Interest Expense	0.6% - 0.7%
Tax Rate	39.5% - 40.5%
Net Margin	0.7% - 0.9%

Earnings per Share from Continuing Operations:
Guidance	Guidance
Q1 2008	FY 2008

$(0.05) - $(0.10)	$1.00 - $1.30

Conference Call Information
Lithia Motors will be providing more detailed information on the results for the fourth quarter 2007 in its earnings release and conference call scheduled for today, February 20, 2008 at 2:00 p.m. PDT and 5 p.m. EDT. The call can be accessed live by calling (973)-582-2717; Conference ID #: 30769691. To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com –Go to Investor Relations – and click on the Conference Call Icon.

About Lithia
Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 28 brands of new and all brands of used vehicles at 110 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com, or through the recently launched www.L2Auto.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 105,323 new and used vehicles and had $3.23 billion in total revenue in 2007. Lithia is publicly traded (NYSE: LAD) and is available on the web at www.Lithia.com.

Forward Looking Statements
This press release includes forward looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors including, without limitation, economic conditions, acquisition risk factors and others set forth from time to time in the company’s filings with the SEC. Forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. We make forward-looking statements in this press release about the company’s projected earnings per share for 2007 and 2008 through 2011; timing of future earnings; value of certain assets; success of cost-saving initiatives and the company’s new business model; timing of anticipated benefits from capital commitments, business strategies; future capital expenditures; market growth and the retail sales environment; and other statements that are not statements of historical fact. Specific risks in this press release include (i) the completion of the 2007 audit and the ongoing internal investigation, (ii) the accuracy of the company’s predictions related to the 2008 retail sales environment and the Company’s ability to successfully adjust to those conditions and achieve the earnings per share projected, and (iii) the amount and timing of L2 Auto losses.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 618-5770 or log-on to: www.lithia.com – go to Investor Relations

Lithia Motors, Inc.
(In Thousands except per share
and unit data)
Preliminary	Three Months Ended
December 31,	%
Increase	Increase
2007	2006	(Decrease)	(Decrease)

New vehicle sales	$404,845	$412,220	$(7,375)	(1.8)%
Used vehicle sales	180,584	182,254	(1,670)	(0.9)
Finance and insurance	24,063	25,957	(1,894)	(7.3)
Service, body and parts sales	95,291	86,986	8,305	9.5
Fleet and other revenues	1,041	1,563	(522)	(33.4)

Total revenues	705,824	708,980	(3,156)	(0.4)
Cost of sales	589,011	587,031	1,980	0.3

Gross Profit	116,813	121,949	(5,136)	(4.2)
Selling, general and administrative	105,050	95,148	9,902	10.4
expense
Depreciation and amortization	5,733	4,446	1,287	28.9

Operating income	6,030	22,355	(16,325)	(73.0)
Floorplan interest expense	(6,809)	(7,738)	(929)	(12.0)
Other interest expense	(5,376)	(4,427)	949	21.4
Other income, net	318	191	127	66.5

Loss from continuing operations	(5,837)	10,381	(16,218)	NM
before income taxes
Income tax expense	(2,238)	3,688	(5,926)	NM
Income Tax Rate	38.3%	35.5%

Income (loss) from continuing	(3,599)	6,693	(10,292)	NM
operations
Discontinued Operations:
Loss from operations, net of	(416)	(610)	194	(31.8)
income tax
Loss from disposal activities net of	(1,088)	(554)	(534)	96.4
income tax

Net income (loss)	$(5,103)	$5,529	$(10,632)	NM

Diluted net income (loss) per share:
Continuing operations	$(0.18)	$0.33	$(0.51)	NM
Discontinued operations:
Loss from operations, net of income tax	$(0.02)	$(0.03)
Loss on disposal activities, net of	$(0.06)	$(0.03)
income tax

Net income (loss) per share	$(0.26)	$0.27	$(0.53)	NM

Diluted shares outstanding	19,597	(A)	22,041	(2,444)	(11.1)%

(A) Excludes shares issuable upon conversion of the convertible debt as well as common stock equivalents, as their effect on EPS would be antidilutive.

NM – Not Meaningful
Lithia Motors, Inc.	Three Months Ended
(Continuing Operations)	December 31,				%
			Increase		Increase
Preliminary	2007	2006	(Decrease)		(Decrease)

Unit Sales:
New vehicle	13,558	14,302	(744)		(5.2	) %
Used - retail vehicle	8,341	8,869	(528)		(6.0)
Used - wholesale	5,483	5,821	(338)		(5.8)
Total Units Sold	27,382	28,992	(1,610)		(5.6)

Average Selling Price:
New vehicle	$29,860	$28,823	$1,037		3.6%
Used - retail vehicle	$17,335	$16,445	$890		5.4
Used - wholesale	$6,564	$6,254	$310		5.0

Key Financial Data:
Gross Profit Margin	16.5%	17.2%	-70	bps
SG&A as a % of Gross Profit	89.9%	78.0%	+1,190	bps
Operating Margin	0.9%	3.2%	-230	bps
Pre-Tax Margin	(0.8)%	1.5%	-230	bps

Gross Margin/Profit Data
New vehicle retail	7.2%	7.8%	-60	bps
Used vehicle retail	13.4%	14.6%	-120	bps
Used vehicle wholesale	0.3%	1.4%	-110	bps
Service, body & parts	46.0%	47.8%	-180	bps
Finance & insurance	100.0%	100.0%	0	bps
New retail gross profit/unit	$2,138	$2,250	$(112)
Used retail gross profit/unit	$2,320	$2,406	$(86)
Used wholesale gross profit/unit	$16	$90	$(74)
Finance & insurance/retail unit	$1,099	$1,120	$(21)

Revenue Mix:
New vehicles	57.4%	58.1%
Used retail vehicles	20.5%	20.6%
Used wholesale vehicles	5.1%	5.1%
Finance and insurance, net	3.4%	3.7%
Service, body and parts	13.5%	12.3%
Fleet and other	0.1%	0.2%

New Vehicle Unit Sales Brand Mix:
Chrysler Brands	37.9%	40.3%
General Motors & Saturn	16.9%	17.3%
Toyota	13.6%	13.1%
Honda	7.4%	5.1%
Ford	4.9%	6.7%
BMW	4.4%	3.8%
Hyundai	3.8%	3.6%
Nissan	3.5%	3.1%
Volkswagen, Audi	2.6%	1.6%
Subaru	2.4%	3.3%
Mercedes	1.4%	0.9%
Other	1.2%	1.2%

Lithia Motors, Inc.	Three Months Ended
(Continuing Operations)	December 31,			%
			Increase	Increase
Preliminary	2007	2006	(Decrease)	(Decrease)

Same Store Unit Sales:
New Vehicle	12,944	14,259	(1,315)	(9.2	) %
Used - Retail Vehicle	7,782	8,844	(1,062)	(12.0)
Used - Wholesale	5,178	5,815	(637)	(11.0)
Total Units Sold	25,904	28,918	(3,014)	(10.4)

Same Store Average Selling Price:
New Vehicle	$29,713	$28,823	$890	3.1%
Used - Retail Vehicle	$17,265	$16,441	$824	5.0
Used - Wholesale	$6,586	$6,257	$329	5.3

Same Store Revenue:
New Vehicle Retail Sales	(6.4)%	7.2%
Used Vehicle Retail Sales	(7.6)%	(8.4)%
Used Wholesale Sales	(6.3)%	8.6%
Total Vehicle Sales (excluding Fleet)	(6.7)%	2.9%
Finance & Insurance Sales	(11.7)%	3.7%
Service, Body and Parts Sales	2.8%	3.0%
Total Sales (excluding Fleet)	(5.7)%	2.9%
Total Gross Profit (excluding Fleet)	(10.0)%	(1.2)%

Same Store Average Gross Profit
Data:
New Retail Gross Profit/Unit	$2,127	$2,253	$(126)	(5.6	) %
Used Retail Gross Profit/Unit	$2,210	$2,348	$(138)	(5.9)
Used Wholesale Gross Profit/Unit	$15	$90	$(75)	(83.3)

Same Store Total Sales
Geographic Mix:
Texas	23.6%	20.0%
Oregon	14.3%	15.3%
California	12.0%	13.5%
Washington	11.8%	11.0%
Alaska	7.3%	7.2%
Montana	6.6%	5.7%
Colorado	6.3%	7.1%
Idaho	5.3%	5.8%
Nevada	3.8%	5.3%
Nebraska	2.6%	2.8%
South Dakota	1.9%	2.1%
New Mexico	1.3%	1.1%
Iowa	1.6%	1.0%
Wisconsin	0.6%	0.6%
North Dakota	1.0%	1.5%

Lithia Motors, Inc.
(In Thousands except per share and
unit data)
Preliminary	Twelve Months Ended
	December 31,			%
			Increase	Increase
	2007	2006	(Decrease)	(Decrease)

New vehicle sales	$1,852,468	$1,773,132	$79,336	4.5%
Used vehicle sales	864,422	823,991	40,431	4.9
Finance and insurance	119,551	116,506	3,045	2.6
Service, body and parts sales	383,380	331,564	51,816	15.6
Fleet and other revenues	5,380	5,344	36	0.7

Total revenues	3,225,201	3,050,537	174,664	5.7
Cost of sales	2,679,313	2,529,543	149,770	5.9

Gross Profit	545,888	520,994	24,894	4.8
Selling, general and administrative expense	432,210	392,574	39,636	10.1
Depreciation and amortization	20,882	16,498	4,384	26.6

Operating income	92,796	111,922	(19,126)	(17.1)
Floorplan interest expense	(30,879)	(32,957)	(2,078)	(6.3)
Other interest expense	(19,943)	(14,244)	5,699	40.0
Other income, net	787	956	(169)	(17.7)

Income from continuing operations
before income taxes	42,761	65,677	(22,916)	(34.9)
Income tax expense	17,173	25,358	(8,185)	(32.3)
Income Tax Rate	40.2%	38.6%

Income from continuing operations	25,588	40,319	(14,731)	(36.5)%
Discontinued Operations:
Loss from operations, net of income tax	(1,130)	(2,461)	1,331	(54.1)
Loss from disposal activities, net of	(3,306)	(554)	(2,752)	496.8
income tax

Net income	$21,152	$37,304	(16,152)	(43.3)%

Diluted net income per share:
Continuing operations	$1.24	$1.91	$(0.67)	(35.1)%
Discontinued operations:
Loss from operations, net of income tax	$(0.05)	$(0.11)
Loss on disposal activities, net of income tax	$(0.15)	$(0.03)

Net income per share	$1.04	$1.77	$(0.73)	(41.2)

Diluted shares outstanding	22,082	22,102	(20)	(0.1)%

Lithia Motors, Inc.	Twelve Months Ended
(Continuing Operations) Preliminary	December 31,				%
			Increase		Increase
	2007	2006	(Decrease)		(Decrease)

Unit Sales:
New vehicle	63,607	63,960	(353)		(0.6	) %
Used - retail vehicle	41,716	41,808	(92)		(0.2)
Used - wholesale	25,534	24,213	1,321		5.5
Total Units Sold	130,857	129,981	876		0.7

Average Selling Price:
New vehicle	$29,124	$27,723	$1,401		5.1%
Used - retail vehicle	$16,739	$16,175	$564		3.5
Used - wholesale	$6,506	$6,102	$404		6.6

Key Financial Data:
Gross Profit Margin	16.9%	17.1%	-20	bps
SG&A as a % of Gross Profit	79.2%	75.4%	+380	bps
Operating Margin	2.9%	3.7%	-80	bps
Pre-Tax Margin	1.3%	2.2%	-90	bps

Gross Margin/Profit Data
New vehicle retail	7.4%	7.7%	-30	bps
Used vehicle retail	14.8%	15.3%	-50	bps
Used vehicle wholesale	1.9%	2.5%	-60	bps
Service, body & parts	47.0%	48.2%	-120	bps
Finance & insurance	100.0%	100.0%	0	bps
New retail gross profit/unit	$2,167	$2,124	$43
Used retail gross profit/unit	$2,482	$2,473	$9
Used wholesale gross profit/unit	$122	$154	$(32)
Finance & insurance/retail unit	$1,135	$1,102	$33

Revenue Mix:
New vehicles	57.4%	58.1%
Used retail vehicles	21.7%	22.2%
Used wholesale vehicles	5.1%	4.8%
Finance and insurance, net	3.7%	3.8%
Service, body and parts	11.9%	10.9%
Fleet and other	0.2%	0.2%

New Vehicle Unit Sales Brand Mix:
Chrysler Brands	39.5%	40.7%
General Motors & Saturn	16.5%	16.9%
Toyota	13.5%	12.7%
Honda	6.7%	5.3%
Ford	5.7%	7.4%
BMW	3.8%	2.4%
Hyundai	3.8%	4.2%
Nissan	3.5%	3.4%
Volkswagen, Audi	2.2%	1.7%
Subaru	2.2%	3.0%
Mercedes	1.1%	0.7%
Other	1.5%	1.6%

Lithia Motors, Inc.	Twelve Months Ended
(Continuing Operations) Preliminary	December 31,			%
			Increase	Increase
	2007	2006	(Decrease)	(Decrease)

Same Store Unit Sales:
New Vehicle	58,575	63,817	(5,242)	(8.2	) %
Used - Retail Vehicle	38,258	41,767	(3,509)	(8.4)
Used - Wholesale	23,488	24,214	(726)	(3.0)
Total Units Sold	120,321	129,798	(9,477)	(7.3)

Same Store Average Selling Price:
New Vehicle	$28,750	$27,720	$1,030	3.7%
Used - Retail Vehicle	$16,558	$16,174	$384	2.4
Used - Wholesale	$6,503	$6,102	$401	6.6

Same Store Revenue:
New Vehicle Retail Sales	(4.8)%	5.0%
Used Vehicle Retail Sales	(6.2)%	0.5%
Used Wholesale Sales	3.4%	8.3%
Total Vehicle Sales (excluding Fleet)	(4.7)%	4.0%
Finance & Insurance Sales	(3.9)%	5.4%
Service, Body and Parts Sales	3.9%	4.4%
Total Sales (excluding Fleet)	(3.7)%	4.1%
Total Gross Profit (excluding Fleet)	(4.7)%	1.7%

Same Store Average Gross Profit Data:
New Retail Gross Profit/Unit	$2,137	$2,125	$12	0.6%
Used Retail Gross Profit/Unit	$2,425	$2,434	$(9)	(0.4)
Used Wholesale Gross Profit/Unit	$118	$159	$(41)	(25.8)

Same Store Total Sales Geographic Mix:
Texas	22.3%	18.9%
Oregon	15.7%	17.1%
California	12.0%	13.6%
Washington	11.6%	11.3%
Alaska	7.2%	7.4%
Montana	6.8%	6.0%
Colorado	6.8%	7.2%
Idaho	6.0%	6.4%
Nevada	4.3%	5.1%
Nebraska	2.8%	2.9%
South Dakota	2.3%	2.1%
New Mexico	1.3%	1.1%
Iowa	0.4%	0.3%
Wisconsin	0.3%	0.3%
North Dakota	0.2%	0.3%

Balance Sheet Highlights (Dollars in Thousands)
Preliminary
	December 31, 2007	December 31, 2006

Cash & Cash Equivalents	$24,391	$26,600
Trade Receivables*	115,562	118,528
Inventory	595,289	603,306
Assets held for sale	23,807	15,485
Other Current Assets	20,317	15,721

Total Current Assets	779,366	779,640

Real Estate, net	363,391	327,890
Equipment & Leases, net	99,561	89,213
Goodwill, net	311,527	307,424
Other Assets	75,201	75,190

Total Assets	$1,629,046	$1,579,357

Floorplan Notes Payable	$452,581	$499,679
Liabilities held for sale	17,857	11,610
Other Current Liabilities	117,320	118,650

Total Current Liabilities	587,758	629,939

Used Vehicle Flooring	122,550	95,614
Real Estate Debt	179,160	155,890
Other Long-Term Debt	153,785	140,879
Other Liabilities	77,978	63,642

Total Liabilities	$1,121,231	$$1,085,964

Shareholders' Equity	507,815	493,393

Total Liabilities & Shareholders' Equity	$1,629,046	$1,579,357

*Note: Includes contracts-in-transit of $54,224 and $56,211 for 2007 and
2006

Other Balance Sheet Date (Dollars in
Thousands)

Current Ratio	1.3x	1.2x
LT Debt/Total Cap. (Excludes Real Estate)	35%	32%
Working Capital	$191,608	$149,701
Book Value per Basic Share	26.00	25.32